Republic

Company Name Smart Soda Holdings, Inc.

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Headline Drink brilliant

Hero Image



Tags B2B, B2C, Food & beverage

Pitch text

Summary

- One of the first to offer vitamin-infused soda & flavored sparkling water
- First-to-market with proprietary soda machine designs & 32 amazing flavors
- Patent-pending touchless soda dispenser controlled by smartphones
- Reached profitability; major partners include Sysco, SkyChef, Bareburger
- Experienced team - CEO was the US exclusive distributor of Sodastream Pro
- Launched COVID-19 Relief Program to increase & support business customers
- Pre-launching the healthy and tasty "Smart Soda Immunity Boost"

Problem

Consumers Demand a Healthier Alternative to Soda

A revolution is taking the water and soft drink industry by storm. In 2018, for the 14th consecutive year, carbonated soft drink sales declined, creating unprecedented opportunity to disrupt a largely overlooked $250 billion U.S. soft drinks market.

Health-conscious baby boomers and millennials with lofty quality expectations are driving the market, snubbing both traditional soft drinks loaded with high-fructose corn syrup and their "diet" counterparts that are muddled with unidentifiable artificial sweeteners. Instead, they're demanding healthier alternatives.


OUR INDUSTRIES ARE SET TO SKYROCKET
MARKET FORECAST 60% GROWTH FOR NON-ALCOHOLIC BEVERAGES BY 2025. $967B TO $1.6T
CRAFT SODA MARKET MARKET IS EXPECTED TO GROW TO $732M BY 2025
HEALTH & WELLNESS DRIVER BEVERAGE CATEGORY WITH HEALTH AND WELLNESS ATTRIBUTES ARE OUTPERFORMING ANY OTHER CATEGORY
WATER BOTTLED WATER IS THE LARGEST BEVERAGE CATEGORY IN THE US
SODA MARKET U.S. SOFT DRINKS MARKET ESTIMATED AT OVER $250B

Solution

Smart Soda: The Healthy Beverage Choice for Restaurants, Offices & Homes

Smart Soda is one of the world's first water company to offer vitamin-infused flavored sparkling alkaline waters and sodas made with only organic cane sugar. Our drinks are 100% natural, vegan, kosher, antioxidant-rich, gluten-free, and can be CBD infused.

Solutions For Restaurants


SMART SODA
UNLIMITED SPARKLING MINERAL AND ALKALINE WATER
WORLD'S FIRST VITAMIN
MADE WITH ALKALINE, MI
SMART SODA
SMART SODA

Solutions For Offices (Patent Pending)


SELECT YOUR DRINK FROM YOUR PHONE
NUTRITIONAL INFO
CUCUMBER MINT
TROPICAL GRAPEFRUIT
COCONUT LIME
SMART SODA
COLA
ALKALINE WATER
BLACK CHERRY
GINGER ALE
POUR
NFC
TOUCH-FREE
Wi-Fi
Bluetooth
SMART SODA
DRINK BRILLIANT

Solutions For Retail


Vernors
MOXIE
Nesbitt's
INKO'S
white tea
Original
ORGANIC
$1.49
$1.39
$1.69
SMART SODA
BLACK CHERRY
$1.59
Red Bull

Product

Disruptive Soda Machines + Healthy, Delicious Beverages

Smart Soda offers 3 lines of products

Equipment - Smart Soda develops, sells, services, and finances state of the art beverage dispensing products.

We offer commercial dispensers for restaurants and offices with unlimited sparkling and alkaline water and a multitude of different natural sodas, flavored sparkling water. All of our products are made in the USA and meet the strictest international regulations for hygiene and safety and includes filtration system and customized bottles.


SMART SODA
WORLD'S FIRST VITAMIN INFUSED SODA, MADE WITH ALKALINE, MINERALIZED WATER.
UNLIMITED SPARKLING MINERAL AND ALKALINE WATER
M4

Syrup BIBs (BAG-IN-A-BOX) - Commercial soda and flavored sparkling water packages, produced from the finest ingredients and infused with a vitamin complex.

One of the world's first vitamin-infused soda and flavored sparkling water made with alkaline mineralized water (pH+8.5) and organic cane sugar. All Beverages are natural, vegan, kosher, antioxidant-rich, gluten-free and can be CBD infused.


32 FLAVORS
UNSWEETENED SPARKLING WATER (5 Gallon BIB)
COCONUT LIME
CUCUMBER MELON
CUCUMBER MINT
CRANBERRY RASPBERRY
LEMON GINGER
MANGO
MIXED BERRY
TROPICAL GRAPEFRUIT
STRAWBERRY ROSE
WATERMELON LIME
LEMON LIME
TROPICAL FRUIT
SPECIALTY SODAS (5 Gallon BIB)
APPLE CINNAMON
BLACK BERRY
BLUE BERRY
CHERRY LIMEAID
CHERRY VANILLA
KEY LIME
MANDARIN ORANGE
PEACH MANGO
PINEAPPLE COCONUT
RASPBERRY BLACKBERRY
STRAWBERRY WATERMELON
WHITE GRAPE
CLASSIC SODAS (5 Gallon BIB)
COLA
DIET COLA
ORANGE
BLACK CHERRY
LEMON LIME
ROOT BEER
DIET ROOT BEER
GINGER ALE
GINGER BEER
PINK LEMONAID
UNLIMITED ALKALINE AND SPARKLING MINERALIZED WATER
SPARKLING MINERAL WATER
ALKALINE WATER
SMART SODA
Bag-In-A-Box (BIB) (5 gallons) of syrup.Each BIB produces 32.5 gallons of soda (no ice) and 65 gallons (with ice)
SMART SODA DRINK BRILLIANT

RTD (READY-TO-DRINK) - Smart Soda's beverages in individual retail bottles.

We are planning to launch our delicious beverages in RTD bottles.

Phase I - Valve Line and Immunity Power - Smart Soda is thrilled to introduce our Brilliant line, a value beverage category targeting discount and club membership retailers and small mom and pop stores around the globe. Our vision as a company is to replace the current unhealthy beverage habits, and ensure that every customer looking to better his/her beverage choice, has the option to do so. Our value brand created specifically for Costco is also available directly to our customers through Amazon.

While Immunity products are flying off the shelves, we have instructed our team to prioritize the RTD line and work on the "Smart Soda Immunity Power" as the first priority item with minimum time to market.


brilliant
VITAMIN INFUSED
SPARKLING MINERALIZED WATER
ZERO CALORIES
BY SMART SODA
LEMON GINGER

A Valve Case of 12 Glass Bottles

Phase II - Premium line (lightbulb bottles) - An aggressive marketing approach will ignite our success by targeting the following market channels, with our lightbulb bottle:

(Q1 of 2021) Amazon, Trader Joe's, Whole Foods, CVS, The Vitamin Shoppe, GNC, Sprouts Farmers Market, Big Bear Natural Foods, Fairway Market, Wild Oats Marketplace, Bi-Rite Market, Local Foods, Kimberton Whole Foods, LifeSource Natural Foods as well as local stores, restaurants, hotels, health clubs and C stores.


VITAMIN INFUSED
SMART SODA
LEMON LIME
SODA, MADE WITH ALKALINE, MINERALIZED WATER
ROCKSTAR

The Premium Line

Phase III - Smart Soda Care - Smart Soda's mission is to offer our clients the world's first healthy soda brand, not only by choosing healthier ingredients but with actual health benefits. The right beverage solution for any life nuances, that actually tastes good and is good for you.

Smart Soda Immunity Power - A delicious beverage that helps people to stay healthy and fight illness. The product is made with alkaline water, sugar-free, vegan, kosher and antioxidant-rich, infused with 1200 mg of Vitamin C, ginseng, elderberry, Vitamin B and Zinc.

Suffering from insomnia? Smart Soda "Zzzzz" (infused with melatonin, lavender, chamomile.).

Planning a workout? Smart Soda "Energy"(green tea, echinacea, ginseng, turmeric, cayenne pepper).

Snotty kid problems? Smart Soda "Smart Kids" (all necessary vitamin and mineral-infused with flavor favorites).
Your kids will ask for this "medicine".

Frantic day, pulling out your hair? Smart Soda "Exhale" chill and unwind with our CBD infused sodas and more.


IMMUNITY BOOST
SMART KIDS
SMART SLEEP
SMART EXHALE
SMART ENERGY

Traction

Refreshingly Smart

Smart Soda has established itself as the optimal brand for healthier beverages. We've launched **32 flavors**, established partnerships with hundreds of clients including **Sysco**, **BareBurger**, **Sky Chef**, and have filed a revolutionary paint for our proprietary combinations of flavored alkaline water.

Since our launch, we've launched a new line of beverage dispensers and great partners include Refresco, Lancer Corp, Zink Culinary and Ascentium Capital.

Active Customer Accounts


HOTELS / WEDDING HALLS
CORPORATIONS
ASIAN / SUSHI RESTAURANTS
FOOD SERVICE
GOURMET BURGERS
FRENCH RESTAURANTS
AMERICAN RESTAURANTS
CAFES
COMMUNITY CENTERS
ENTERTAINMENT VENUES
STEAKHOUSES
MEDITERRANEAN RESTAURANTS
ITALIAN RESTAURANTS
RUSSIAN RESTAURANTS

Our Partners

Refresco

REFRESCO IS THE WORLD'S LARGEST INDEPENDENT BOTTLER FOR RETAILERS AND A-BRANDS IN EUROPE AND NORTH AMERICA. THE PRODUCTION PLATFORM COVERS 59 MANUFACTURING SITES IN EUROPE, US, CANADA AND MEXICO, **PROVIDING CUSTOMERS WITH CLOSE PROXIMITY AND RELIABLE SERVICE ACROSS GEOGRAPHIES.**

Sysco

SYSCO, AN ACRONYM FOR **SYSTEMS** AND **SERVICES COMPANY**, IS THE **WORLD'S LARGEST BROADLINE FOOD DISTRIBUTOR**; IT HAS **MORE THAN 600,000 CLIENTS** IN A WIDE ARRAY OF FIELDS. **MANAGEMENT CONSULTING** IS ALSO AN INTEGRAL PART OF THEIR SERVICES. THE COMPANY OPERATES APPROXIMATELY **330 DISTRIBUTION FACILITIES WORLDWIDE**; PROVIDING SERVICE TO **OVER 90 COUNTRIES**. THE COMPANY **RANKED NO. 54 IN THE 2018 FORTUNE 500** LIST OF THE LARGEST UNITED STATES CORPORATIONS BY TOTAL REVENUE.

LANCER

LANCER CORPORATION ENGAGES IN THE **DESIGN**, **ENGINEERING**, **MANUFACTURE**, AND **MARKETING** OF **BEVERAGE DISPENSING SYSTEMS**, **POST-MIX DISPENSING VALVES**, **BEER DISPENSING SYSTEMS**, AND **RELATED EQUIPMENT WORLDWIDE**. ITS DISPENSING SYSTEMS CONSIST OF MECHANICALLY COOLED AND ICE-COOLED SOFT DRINK AND CITRUS DISPENSING SYSTEMS. THE COMPANY'S POST-MIX DISPENSING VALVES MIX SYRUP AND CARBONATED WATER AT A PRESET RATIO.

ascentium CAPITAL

ASCENTIUM CAPITAL IS A **LEADING PROVIDER OF EQUIPMENT FINANCING SOLUTIONS**. **ASCENTIUM CUSTOM MADE A UNIQUE FINANCING PROGRAM** FOR **SMART SODA** TO PAVE THE WAY FOR **FAST** AND **FLEXIBLE FINANCING** FOR **ALL** OF **SMART SODA'S PROGRAMS**.

MAFSI

SMART SODA IS A **MAFSI MEMBER**. MAFSI IS A **COMMERCIAL FOOD SERVICE ORGANIZATION** WITH 275 REP AGENCIES, 260 MANUFACTURERS AND 2,400 MEMBERS. **WE HAVE HIRED 6 MAFSI GROUPS**, INCLUDING **ZINK** WHICH IS MAFSI's LARGEST GROUP.

Our Brand

SMART SODA®
DRINK BRILLIANT

United States of America
United States Patent and Trademark Office

SMARTSODA

Reg. No. 5,318,712	Aquamatic LLC (OHIO LIMITED LIABILITY COMPANY) 2000 Auburn Dr., Suite 200 Beachwood, OHIO 44122
Registered Oct. 24, 2017	
Int. Cl.: 32	CLASS 32: Soda pops; Soda water; Aerated water; Club soda; Cream soda; Ice cream soda; Italian soda; Ramune (Japanese soda pops); Soft drinks, namely, sodas
Trademark	FIRST USE 1-1-2017; IN COMMERCE 1-1-2017
Principal Register	THE MARK CONSISTS OF STANDARD CHARACTERS WITHOUT CLAIM TO ANY PARTICULAR FONT STYLE, SIZE OR COLOR
	SER. NO. 87-301,052, FILED 01-13-2017

Customers

Offering New, Healthy Soda Alternatives to Commercial Customers

Smart Soda's proprietary line of beverages was created with health-conscious consumers in mind. We work with major corporations, restaurants, offices, and organizations on providing the equipment, syrups, and accessories they need to serve healthy, delicious sodas to their customers.

DIRT BURGER EST. 2016

"The flavors are pronounced, and clean. It is a superior product. Honestly, this is the best tasting water, and ice cubes. Perfect amount of minerals. We have sold 25,000 beverages in 5 months (in one location). We have had a great experience with Smart Soda. They are very knowledgeable and take great pride in their incredible products".

Chef Christopher Place – CEO

LSG Sky Chefs

"Sky Chef Denver has made a healthy transition to Smart Soda. We have been using this new soda machine for the past couple of weeks. We are very pleased with this new product and would like to share it with the rest of our facilities. We have had positive feedback from our employees. The machine can be shipped and installed and all product will be available to from Sysco".

Esteban Macias, Retail Manager – Sky Chef Denver

LOCAL Bareburger

"Bareburger is thrilled to have Smart Soda implemented throughout our locations and facilities. Usually one would sacrifice taste for health benefits, NOT the case here. Smart Soda's beverages are some of the best tasting, vitamin-infused sodas we've ever served. It was a no brainer and we couldn't be happier about the conversion."

Savvas S. Xanthos, Ph.D. COO – Bareburger

CURRENT TRANSACTIONS WITH LARGE CHAINS

BAREBURGER

ORGANIC Bareburger









LOCATIONS: **45**

STATES:
NY, NJ, CT, GA, OH, MD

DISTRIBUTED BY: Sysco

PROJECTION 2020:
$800,000 (EQUIPMEMT)

PROJECTION 2020:
$150,000 (SYRUPS)

FORECAST
Q1 - 2020

"Bareburger is thrilled to have **Smart Soda implemented throughout our locations and facilities.** Usually one would sacrifice taste for health benefits, NOT the case here. **Smart Soda's beverages are some of the best tasting, vitamin infused sodas we've ever served.** It was a no brainer and **we couldn't be happier about the conversion.**"— *Savvas S. Xanthos, PhD COO - Bareburger*

SMART SODA DRINK BRILLIANT


CURRENT TRANSACTIONS WITH LARGE CHAINS
SKY CHEF
LSG Sky Chefs
LOCATIONS (NORTH AMERICA): 40+
DISTRIBUTED BY: Sysco
PROJECTIONS 2020
$500,000 (EQUIPMENT)
$100,000 (SYRUPS)
FORECAST
Q1-2 2020
"Sky Chef Denver has made a healthy transition to Smart Soda. We have been using this new soda machine for the past couple of weeks. We are very pleased with this new product and would like to share it with the rest of our facilities. We have had positive feedback from our employees. The machine can be shipped and installed and all product will be available to order from Sysco. Good and healthy product for our employees".
—Esteban Macias, Retail Manager - Sky Chef Denver, CO
SMART SODA

Business Model

A Smart Solution for All: Our B2B Sales Strategy

We primarily sell dispensers to large corporations, offices, and restaurants, looking to serve 100+ people at each location. We price out upfront costs to purchase according to size and demand of each customer, making an average **$16-$20K per restaurant** and over **50% gross margin on syrup sales**. In addition to our commercial dispensers, we also provide customizable bottles and drink accessories.


REVENUE STREAMS
RESTAURANTS
SMART SODA
COST
LOW COST PER MONTH FOR THE RESTAURANT. SAVINGS INCLUDE LOGISTICS (NO ORDERING, STORING OR CHILLING WATER) AND NO NEED TO BUY BOTTLED AND/OR SPARKLING WATER.
$350-$450
AVERAGE NET PROFIT
MONTHLY PROFITS BY OFFERING UNLIMITED SPARKLING AND ALKALINE WATER.
$5-$25k
SODA ACCOUNTS (BIB)
400% > GROSS PROFIT ON SODA SALES PER DRINK
400% >
PROFIT PER RESTAURANT
CASH UPFRONT, RECEIVED FROM OUR EQUIPMENT FINANCING PARTNER.
$9-$10k
REVENUE PER RESTAURANT
UPFRONT (VIA FINANCING PARTNER), NO BILLING, NO COLLECTIONS AND NO BAD DEBT.
$16-$20k
SODA ACCOUNTS (BIB)
50% > GROSS PROFIT ON SYRUP SALES - APPROXIMATELY $1,500 PER MONTH, PER LOCATION
50% >
SMART SODA

Market

Disrupting the $250B US Fountain Drink Industry

Smart Soda is on the forefront of a fast-growing segment within the **$250 billion US domestic fountain and ready-to-drink soda industry.** In addition, we've entered the bottled water market, the craft soda market, and the health and wellness beverage industry. By selling to commercial customers, like large offices and restaurants, we are able to reach multiple consumers on a national scale.


GLOBAL HPP FORECAST — 21 BILLION BY 2021
FIGURE 4.1 GLOBAL HPP FOOD MARKET FORECAST (SBN, AGR%), 2016-2026
SBN
0 5 10 15 20 25 30 35 40 45
AGR %
0 2 4 6 8 10 12 14 16 18
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026
YEAR
SBN
AGR%


SMART SODA
TARGET MARKETS
FULL SERVICE
RESTAURANTS
OFFICES,
CORPORATIONS
& INSTITUTIONS
FAST FOOD &
FAST CASUAL
EDUCATIONAL
INSTITUTIONS
HOTELS, SPAS &
HEALTH CENTERS
RETAIL STORES &
FRESH MARKETS
SMART
SODA

Competition

Unique Product Offering + First-to-Market Advantage

Smart Soda is the only company currently offering vitamin-infused, flavored sparkling alkaline waters and sodas. The health benefits of our products outweigh traditional sodas in nearly all aspects.


VITAMIN INFUSED
ANTIOXIDANTS
MINERALS ADDED
KOSHER
CBD INFUSED
MADE WITH
ALKALINE WATER
WHAT DIFFERENTIATES
SMART
SODA®
DRINK BRILLIANT
ENVIRONMENTALY
FRIENDLY
NON GMO
ORGANIC
CANE CSUGAR
NO SUGAR
ZERO CALORIE
OPTIONS
100% VEGAN
NON
GMO
VEGAN
MADE WITH
CANE
SUGAR

Our Innovation Advantage

Smart Soda aims to remain ahead of the competition by innovating at all times. That's why we are introducing our own formulas, technologies, and line of products.

Our First Pending Patent - Smart Soda has filed a patent application with the USPTO. The application relates to a beverage dispenser and more particularly to a system for controlling a beverage dispenser using an application running on a mobile device.


22

FIG. 1


23

FIG. 2


20
Beverage
dispenser
25
Server /
Cloud
22
Mobile
device
23

FIG. 3

Our Second Pending ***Patent*** - Smart Soda has filed a patent application with the USPTO. The application relates to Smart Soda's proprietary combination of flavored alkaline water and additives, such a cannabinol (CBD) and probiotics, as well as, technologies used for mixing water and additives, on-demand while dispensing.


20
22
CONTROL SYSTEM
24
LIQUID SUPPLY
DIETARY SUPPLEMENT PRODUCT SUPPLY
36
32
40
38
34
42
26
30
28


20a
22a
44
CONTROL SYSTEM
LIQUID ADDITIVE SUPPLY
46
24
LIQUID SUPPLY
DIETARY SUPPLEMENT PRODUCT SUPPLY
36
32
40
38
34
42
26
28


22e
48
60
MEMORY
78
SENSOR
PROCESSOR
58
26
CONTROL VALVE
USER INPUT
42
CONTROLLER
50
CONTROL VALVE
52
CONTROL VALVE
CONTROL VALVE
54
SENSOR
62
COOLING DEVICE
COOLING DEVICE
64
76
34
32


80
82
SUPPLYING LIQUID AND DIETARY SUPPLEMENT PRODUCT TO MIXING RECEPTACLE
84
CONTROLLING AMOUNT OF DIETARY SUPPLEMENT PRODUCT DISSOLVED IN LIQUID
86
DISPENSING PRODUCT MIXTURE
88
MAINTAINING SOLUTION DURING OPERATION USING AUTOMATION

Pioneering into NANO CBD Infused Craft Sodas - Like all of our products, our CBD-infused sodas are made with alkaline water, contain only organic cane sugar (if any at all), and are 100% natural, vegan, kosher, antioxidant-rich and gluten-free. They are crafted with 20mg of the highest quality, NANO CBD, and served in a Bag-in-a-box (BIB).

Smart Soda's BIB is the optimal and most economical solution for restaurants, bars, offices, and other organizations currently using a soda fountain or a soda gun. The product is delivered as a standard BIB, containing syrup-infused with 20mg per 16oz serving of soda. Each BIB contains 5 gallons of syrup and designed to produce about 500 16oz servings of CBD-infused soda.


SMART SODA
CBD SALES IN THE U.S. EXPECTED TO GROW FAST
CONSUMER SALES OF CANNABIDIOL PRODUCTS IN THE U.S.
108
178
260
367
534
845
1,197
1,614
1,918
2014
2015
2016
2017
2018
2019*
2020*
2021*
2022*
statista
SMART SODA

Vision

Disrupting the Beverage Industry

We have big plans to expand our product line and our reach in 2020. We plan to launch the first and only CBD-infused fountain soda line, Smart Soda home products, and to grow our sales to 500 new accounts.


2020-21
GOALS
1 To launch the first only CBD-infused fountain soda.
2 To launch the RTD line and see our product line in Costco, Sysco, Amazon, www.OrganicSodaPops.com and other large retailers.
3 To launch Smart Soda Home, a residential division of Smart Soda.
4 To expand globally by selling franchise agreements. We continue to receive inquiries about the opportunities of expansion and are developing all the necessary tools for proper launch.
5 To grow sales by adding 500 new accounts.
6 To double our sales team.
7 To launch 40 landing pages/websites and lead the online beverage category.
8 To prepare Smart Soda for an IPO.
SMART SODA


HISTORY
2011
SodaStream (SODA) acquired the factory in Italy and created the brand "SodaStream Professional"
2014
Mr. Shafir (CEO) became the US exclusive distributor for "SodaStream Professional"
2015-2016
100+ units have been sold nationwide to restaurants, hotels and offices for our "water only" program generating $1M+
2017
SodaStream (SODA) reorganized and shut down "SodaStream Professional"
2017-2018
Ms. Solooki and Mr. Shafir started their own business Hashale Holdings, LLC., (predecessor company) developed the world's first vitamin infused soda and finished a successful case study generating $165K, just by working from home.
2019
Founding Smart Soda Holdings, Inc., hiring people, obtaining a physical office with a show room and taking the company to the next level.
SMART SODA


USE OF PROCEEDS, CORPORATE STRUCTURE & TERMS
$1M
GENERAL & ADMINISTRATIVE
$100k
RTD DEVELOPMENT DESIGN, STRATEGY
$300k
MARKETING + TRAVEL TRADE SHOWS, ONLINE SYSYEM CALL CENTER
$450k
PR
$100k
SALES REPS — TOOLS AND DEMOS
$50k
CORPORATE STRUCTURE
SHARES OUTSTANDING
COMMON—21,430,000
SHARES AUTHORIZED
COMMON—255,000,000
PREFERRED—5,000,000
TERMS
COMON SHARES OFFERED
2,000,000
PRICE PER SHARE
$0.50 PER SHARE
SMART SODA

Investors

Over $400K Raised to Date

Our initial crowdfunding campaign raised over $300K to date by 800 backers.

Founders



Julia Solooki, MBA
Co-Founder



Lior Shafir
Co-Founder

Passion, Mission and Values

Smart Soda isn't just a business for us. We are passionate about contributing to the improvement of our population's overall health and well-being by expanding the availability of healthy beverage options. Our mission is to provide values to our clients and their customers, maintaining the highest level of integrity and transparency, and to generate healthy returns for our investors.

We are committed to being an environmentally-friendly solution that will contribute to a reduction in commercial energy and transportation costs, as well as a decrease in the use of non-compostable bottles. We're passionate about what we do. We believe we will drive significant changes and noticeable differences in the beverage industry, as well as in people's lives.

We invite investors, who share our values and goals, to join us and grow alongside our team. Any capital raised will allow us to hire more salespeople to take our product to market, elevate our brand awareness, and break into the ready-to-drink space. We're eager to make Smart Soda more widely available to everyday consumers.

Team

	Lior Shafir	Co-Founder & CEO - Board Member	Mr. Lior Shafir is a highly ranked executive in the water and beverage industry, and has demonstrated growth and leadership skills throughout his 20 year career in the field.
	Julia Solooki, MBA	Co-Founder, President & Chairman	Ms. Solooki is running and developing retail and online sales operations as well as strategically developing channel partner relations while brainstorming new ideas, sales technics and vision for the company.
	Solomon (Sol) Mayer	Investor & Board Member	Mr. Mayer has been Interim CEO of Ironwood Gold Corp and CEO and President of Mooney Aviation Company. Sol has held various executive-level positions and has successfully overseen several businesses from conception through profitability.
	Dror Tepper, BS	Director of Corporate Finance & Board Member	Mr. Tepper is a founding partner of AJO Capital and serves as a member of the Executive Committee. With a unique set of skills in finance and over 20 years of wall street experience in M&A, risk management, IPO originations and reverse mergers.
	Helen Ruthman-Schoeller	Creative Design Manager	Mrs. Rothman-Schoeller has been designing across a broad range of settings for a wide variety of clients for over twenty years. She's worked as both a staff and freelance designer and art director at agencies large and small.
	Helen Ruan	Board of Advisors	Ms. Ruan founded SABR that conducts due diligence for investors. Helen has deep experience in helping companies gain brand value. After a successful career at Intel, she has helped 3 companies successfully exit. Helen holds BS & MS degrees from MIT.
	Robert T. Glickman	Counsel	Robert is the managing principal at McCarthy Lebit. Rob graduated from Case Western Reserve University School of Law in 1992. In 2001, Rob was appointed by Governor Bob Taft to serve as Judge for the Cuyahoga County Court of Common Pleas.

	Alex Garson	Senior Sales Manager	Alex is an experienced sales professional with a successful track record of sales within the vending and foodservice industries. He is focused on direct and indirect sales efforts, strategic partnerships, and cultivating relationships.
	Michael Alatamore	Sales Executive	Michael has a B.S. in Economics from Kent State University and has several years sales experience as a licensed professional in the financial industry- from E-Trade Securities to J.P. Morgan Chase. His focus is client relations and acquisition.
	Thomas Gardner	Senior Sales Manager	Tom brings 30+ years of experience developing successful Sales, Marketing and Business strategies, most notably with Sherwin Williams Company. Tom brings a diverse set of skills to deliver results and build strong relationships with customers.

Perks

$100	200 Common shares Quarterly investor report and company updates
$250	500 Common shares Quarterly investor report and company updates
$500	1,000 Common shares Quarterly investor report and company updates 5% Discount on all products and services. Invite to a webinar with the founders.
$1,000	2,000 Common shares Quarterly investor report and company updates 7% Discount on all products and services. 7% Bonus shares. Invite to a webinar with the founders.
$5,000	10,000 Common shares Quarterly investor report and company updates 10% Discount on all products and services. Personal call with the founders.
$10,000	20,000 Common shares Quarterly investor report and company updates 15% Discount on all products and services. Personal call with the founders.
$25,000	20,000 Common shares Quarterly investor report and company updates 25% Discount on all products and services. Personal call with the founders.

FAQ